Exhibit 99.2

AGREEMENT AND PLAN OF MERGER
(Bank Merger Agreement)

      This AGREEMENT AND PLAN OF MERGER, dated as of _______ __, 2003 ("Agreement"), pursuant to the General Laws of The Commonwealth of Massachusetts, as amended (the "Massachusetts General Laws"), by and among Citizens Bank of Massachusetts, a Massachusetts trust company ("Buyer Bank"), Cambridgeport Bank, a Massachusetts savings bank ("Seller Bank"), and for the purpose of Section 1.2 and Article III, Port Financial Corp., a Massachusetts corporation and the parent of the Seller Bank ("Parent").

      WHEREAS, Parent, the Buyer Bank and Citizens Financial Group, Inc., a Delaware corporation and the parent company of the Buyer Bank, have entered into an Agreement and Plan of Merger, dated as of April 17, 2003 (as such agreement may be subsequently amended or modified, the "Agreement and Plan of Merger"), providing for the merger of a subsidiary of the Buyer Bank with and into Parent (the "Merger"); and

      WHEREAS, in connection with the Agreement and Plan of Merger, this Agreement provides for the merger (the "Bank Merger") of the Seller Bank with and into the Buyer Bank in accordance with the Massachusetts General Laws, promptly following the consummation of the Merger;

      NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I
THE BANK MERGER

      1.1    The Bank Merger.  The constituent corporations to the Bank Merger shall be the Buyer Bank and the Seller Bank. Subject to the terms and conditions of this Agreement and the Agreement and Plan of Merger, in accordance with Section 34D of Chapter 168, Section 36 of Chapter 172 and Section 78 of Chapter 156B of the Massachusetts General Laws, at the Effective Time, the Seller Bank shall merge with and into the Buyer Bank. The Buyer Bank shall be the surviving entity (sometimes referred to herein as the "Surviving Bank") of the Bank Merger and shall continue its corporate existence as a Massachusetts trust company under the Massachusetts General Laws following consummation of the Bank Merger. Upon consummation of the Bank Merger, the separate corporate existence of the Seller Bank shall cease.

      1.2    Contribution of Assets and Liquidation. Immediately prior to the Effective Time, Parent shall transfer to the Seller Bank, as a contribution to the capital of the Seller Bank, all of Parent's assets, except for the shares of common stock, par value $1.00 per share, of the Seller Bank ("Seller Stock") held by Parent. As soon as practicable thereafter the Buyer Bank shall liquidate Parent.

      1.3    Effective Time. The Bank Merger shall become effective at 11:59 p.m. on the date that this Agreement, the approval of the Commissioner of Banks of The Commonwealth of Massachusetts, and Articles of Merger, executed in accordance with applicable provisions of the

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Massachusetts General Laws, are filed with the Secretary of State of The Commonwealth of Massachusetts. The term "Effective Time" shall be the date and time when the Bank Merger becomes effective.

      1.4    Effects of the Bank Merger. At and after the Effective Time, the Bank Merger shall have the effects provided herein and set forth in the applicable provisions of the Massachusetts General Laws. Without limiting the generality of the foregoing and subject thereto, all the property, rights, privileges, powers and franchises of the Seller Bank and the Buyer Bank shall vest in the Surviving Bank, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Seller Bank and the Buyer Bank shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Bank.

      1.5    Articles of Organization. At the Effective Time, the Articles of Organization of the Buyer Bank, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Bank, until thereafter amended in accordance with applicable law and such Articles of Organization.

      1.6    By-Laws. At the Effective Time, the By-Laws of the Buyer Bank, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Bank until thereafter amended in accordance with applicable law, the Articles of Organization of the Surviving Bank and such By-Laws.

      1.7    Name and Purpose. At the Effective Time, the name of the Surviving Bank shall be "Citizens Bank of Massachusetts" and the purpose of the Surviving Bank shall be to exist as a Massachusetts trust company and to engage in activities incidental thereto in a manner consistent with federal law and applicable provisions of the Massachusetts General Laws, in each case until thereafter amended in accordance with applicable law and the Articles of Organization of the Surviving Bank.

      1.8    Capital Stock. Unless otherwise determined by the Buyer Bank prior to the Effective Time by delivery to the Seller Bank of an addendum to this Agreement, from and after the Effective Time, the total number of shares and the par value of each class of stock that the Surviving Bank shall be authorized to issue shall be one hundred fifty (150) shares of common stock, par value $5,000 per share, until thereafter amended in accordance with applicable law and the Articles of Organization of the Surviving Bank.

      1.9    Directors. At the Effective Time, the initial directors of the Surviving Bank shall be the directors of the Buyer Bank immediately prior to the Effective Time, along with the Parent's Chief Executive Officer, each to hold office in accordance with the Articles of Organization and By-Laws of the Surviving Bank and until their respective successors are duly elected or appointed and qualified.

      1.10    Officers. At the Effective Time, the initial officers of the Surviving Bank shall be the officers of the Buyer Bank immediately prior to the Effective Time, each to hold office in accordance with the Articles of Organization and By-Laws of the Surviving Bank and until their respective successors are duly elected or appointed and qualified.

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      1.11    Main Office. At the Effective Time, the main office of the Surviving Bank shall be located in Boston, Massachusetts.

ARTICLE II
CANCELLATION OF SHARES

      Each share of Seller Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be canceled.

ARTICLE III
REPRESENTATIONS

      Each of the Buyer Bank, the Seller Bank and Parent represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof.

ARTICLE IV
TERMINATION

      Consummation of the Bank Merger contemplated hereunder is conditioned upon the satisfaction of all conditions set forth in Article VII of the Agreement and Plan of Merger and the consummation of the Merger. This Agreement shall terminate and forthwith become void automatically and without any action on the part of the Buyer Bank or the Seller Bank immediately upon the termination of the Agreement and Plan of Merger in accordance with Article VIII thereof or if the Merger is not consummated, and there shall be no further liability on the part of the Buyer Bank or the Seller Bank upon such termination.

ARTICLE V
MISCELLANEOUS

      This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each party and delivered to the other parties; it being understood that all parties need not sign the same counterpart.

[SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the Buyer Bank, the Seller Bank and Parent have each caused this Agreement to be executed as a sealed instrument by their duly authorized officers as of the day and year first above written.

CITIZENS BANK OF MASSACHUSETTS

By:__________________________________
Name:________________________________
Title: [President/Vice President]
Attest:
By:__________________________________
____________________________________	Name:________________________________
____________________________________	Title: [Treasurer/Assistant Treasurer]

PORT FINANCIAL CORP.

By:__________________________________
Name:________________________________
Title: [President/Vice President]
Attest:
By:__________________________________
____________________________________	Name:________________________________
____________________________________	Title: [Treasurer/Assistant Treasurer]

CAMBRIDGEPORT BANK

By:__________________________________
Name:________________________________
Title: [President/Vice President]
Attest:
By:__________________________________
____________________________________	Name:________________________________
____________________________________	Title: [Treasurer/Assistant Treasurer]

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